UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024

MeridianLink, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40680	82-4844620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3560 Hyland Avenue, Suite 200
Costa Mesa, CA 92626
(Address of principal executive offices and Zip Code)
(714) 708-6950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLNK	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of Cody Cowan as Director

On March 14, 2024, Cody Cowan notified MeridianLink, Inc. (the “Company”) of his resignation from its Board of Directors (the “Board”) and its committees, effective March 15, 2024. Mr. Cowan’s decision to resign is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company is grateful for Mr. Cowan’s commitment and service to the Company and the Board.

Resignation of Sean Blitchok as Chief Financial Officer

On March 18, 2024, the Company announced that Sean Blitchok will resign upon mutual agreement with the Board as the Company’s Treasurer and Chief Financial Officer, including as principal accounting officer and principal financial officer, effective as of April 1, 2024. Mr. Blitchok’s resignation is not the result of any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

In connection with his resignation, the Company entered into a Transition Agreement with Mr. Blitchok (the “Transition Agreement”), subject to the terms of which, including the requirement that Mr. Blitchok executes and does not revoke a general release of claims against the Company: (i) Mr. Blitchok will not be eligible for any severance pursuant to the terms of his employment agreement or otherwise, (ii) upon his resignation as Chief Financial Officer, Mr. Blitchok will no longer be an employee of the Company, but he shall serve as an advisor to the Company through September 30, 2024, or any such earlier date as defined in the Transition Agreement, (the “Advisory Period”) and will receive consulting fees of $20,000 per month, and (iii) Mr. Blitchok will continue to vest in his outstanding equity grants through the end of the Advisory Period. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(c) (d)    Appointment of Laurence E. Katz as Chief Financial Officer and Director

On March 18, 2024, the Company announced that the Board has appointed Laurence E. Katz, age 54, as the Company’s Chief Financial Officer and class I director of the Board, effective upon the commencement of his employment, which is expected to be April 1, 2024 (the “Start Date”). The term of the Company’s class I directors, including Mr. Katz, expires on the date of the Company’s annual meeting of stockholders to be held in 2025 or upon the election and qualification of successor directors. Mr. Katz will serve as the Company’s principal accounting officer and principal financial officer effective as of the Start Date.

Prior to joining the Company, Mr. Katz served as an independent consultant and senior advisor to various private equity firms since April 2023. Prior to that, Mr. Katz served as a partner at WestCap, a strategic operating and investing firm, from October 2021 to March 2023. From June 2020 to September 2021, Mr. Katz acted as chief financial officer at StubHub, a secondary marketplace for live event ticketing, and, from March to June 2020, acted as its treasurer. Mr. Katz served as chief financial officer of Genesys, a global cloud leader in AI-powered experience orchestration, from December 2016 to October 2019. Before joining Genesys, Mr. Katz held various executive leadership positions spanning across diverse business units and functions at JPMorgan Chase & Co. from 2001 and began his career at The Walt Disney Company in its Strategic Planning group. Mr. Katz previously served on the board of directors and as chair of the audit committee for Stratim Cloud Acquisition Corp. from March 2021 to May 2022. Mr. Katz holds a B.A. in political science from Yale University and an M.B.A from Harvard Business School.

In connection with his appointment as Chief Financial Officer of the Company, the Company entered into an Employment Agreement with Mr. Katz (the “Employment Agreement”) providing for: (i) a base salary of $550,000 per year (the “Base Salary”), (ii) a one-time cash bonus equal to $250,000, subject to certain clawback provisions set forth in the Employment Agreement, (iii) eligibility to receive cash incentive compensation with a target of $460,000, subject to the terms of any applicable incentive compensation plan(s), (iv) a grant of restricted stock units in an amount equal to $20,000,000 in the aggregate pursuant to the Company’s 2021 Stock Option and Incentive Plan (the “Equity Award”), which shall vest with respect to 18.75% of the Equity Award on December 31, 2024, 6.25% of the Equity Award on April 1, 2025, and the remainder ratably over the following twelve quarters, in each case subject to Mr. Katz’s continued service with the Company, (v) in the event that Mr. Katz’s employment is terminated without Cause or Mr. Katz terminates his employment for Good Reason, each as defined in the Employment Agreement, subject to his execution and the effectiveness of a separation agreement and release, the

Company shall be obligated to (1) pay him a cash severance payment equal to the sum of 12 months of his then-current base salary, the amount of any bonus earned in respect of the prior fiscal year that would have been paid if Mr.Katz’s employment had not been terminated, and 100% of his target bonus for the then-current year, and (2) if he elects healthcare continuation coverage under the law known as “COBRA,” pay up to 12 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Katz if he had remained employed by the Company, (vi) if Mr. Katz terminates his employment for a Reporting Reason, as defined in the Employment Agreement, subject to his execution and the effectiveness of a separation agreement and release, (1) the Company shall be obligated to pay the amounts set forth in (v) and (2) Mr. Katz would be entitled to acceleration of 25% of the total number of unvested restricted stock units underlying the Equity Award as of the date of termination, and (vii) if Mr. Katz’s employment is terminated without Cause or Mr. Katz terminates his employment for Good Reason within the period beginning 3 months before and ending 12 months after a change in control, subject to his execution and the effectiveness of a separation agreement and release, then in lieu of the payments and benefits set forth in (v) and (vi), he would be entitled to (1) a lump-sum cash severance payment equal to the sum of 24 months of Mr. Katz’s then-current base salary and the amount of any bonus earned in respect of the prior fiscal year that would have been paid if his employment had not been terminated, (2) acceleration of all unvested equity awards, and (3) if he elects healthcare continuation coverage under COBRA, the Company will pay up to 18 monthly payments equal to the monthly employer contribution that the Company would have made to provide health insurance to Mr. Katz if he had remained employed by the Company. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Company will enter into an indemnification agreement with Mr. Katz in connection with his employment and his appointment to the Board, which will be in substantially the same form as that entered into with the other executive officers and directors of the Company, the form of which is included as Exhibit 10.5 to the Company’s Form S-1 filed on July 27, 2021 and incorporated herein by reference.

There are no family relationships between Mr. Katz and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Katz that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Katz and any other persons pursuant to which he was appointed as Chief Financial Officer and to the Board.

Appointment of George Jaber as Director

On March 14, 2024, the Board appointed George Jaber to serve on the Board as a class III director and member of the cybersecurity committee, each effective as of March 15, 2024. The term of the Company’s class III directors, including Mr. Jaber, expires on the date of the Company’s annual meeting of stockholders to be held in 2024 or upon the election and qualification of successor directors.

Based on the director independence listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, the Board affirmatively determined that Mr. Jaber is independent. Mr. Jaber has been designated to serve as a member of our Board by Thoma Bravo Discover Fund, L.P., as provided under our charter, subject to approval of Mr. Jaber’s appointment by our Board. There is no arrangement or understanding pursuant to which Mr. Jaber was appointed to the Board, and there are no related party transactions between the Company and Mr. Jaber that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Jaber’s compensation will be consistent with the Company’s standard compensation for non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, a copy of which is included as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 4, 2023. In addition, the Company entered into an indemnification agreement with Mr. Jaber in connection with his appointment to the Board, in substantially the same form as that entered into with the other directors of the Company, the form of which is included as Exhibit 10.5 to the Company’s Form S-1 filed on July 27, 2021.

Item 7.01 Regulation FD Disclosure.

On March 18, 2024, the Company issued a press release announcing Mr. Katz’s appointment as Chief Financial Officer and as director on the Board and Mr. Blitchok’s resignation from the Company. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding our Chief Financial Officer transition, director appointments, and leadership plans. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks related to our business and industry, as well as those set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the year ended December 31, 2023, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Transition Agreement between the Company and Sean Blitchok, dated as of March 17, 2024.

10.2	Employment Agreement between the Company and Laurence E. Katz, dated as of April 1, 2024.

99.1	Press Release dated March 18, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIANLINK, INC.
Date: March 18, 2024
	By:	/s/ Nicolaas Vlok
Nicolaas Vlok
Chief Executive Officer